Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301/315-2777
Kate de Santis
Director, Investor Relations
301/251-6003

H. THOMAS WATKINS APPOINTED CHIEF EXECUTIVE OFFICER OF
HUMAN GENOME SCIENCES

- Former TAP Pharmaceuticals, Abbott Executive to Succeed
Founder William A. Haseltine, Ph.D. -

ROCKVILLE, Maryland – November 22, 2004 – Human Genome Sciences, Inc. (Nasdaq: HGSI) announced today that H. Thomas Watkins has been appointed Chief Executive Officer and a member of the company’s Board of Directors. Mr. Watkins succeeds William A. Haseltine, Ph.D., Founder and former Chairman and Chief Executive Officer, and a pioneer in genomic medicine who retired from the company effective October 17, 2004. 1 Human Genome Sciences previously announced the election of Argeris (Jerry) N. Karabelas, Ph.D., as non-executive Chairman of its Board of Directors. 2

Mr. Watkins, 51, joins Human Genome Sciences with nearly twenty years of experience at Abbott Laboratories and its affiliates in the U.S. and Asia. He most recently served as President of TAP Pharmaceutical Products Inc., which is jointly owned by Abbott Laboratories and Takeda Pharmaceutical Company Limited.

As President of TAP from September 1998 to August 2004, Mr. Watkins led the growth of the business from approximately $2 billion to $4 billion in annual revenue. He also revamped TAP’s approach to compound in-licensing and product development to move product candidates through the late stages of development and into the marketplace more rapidly.

Dr. Karabelas, Chairman of the Human Genome Sciences Board of Directors, and Partner of Care Capital LLC, said, “Tom Watkins has an outstanding track record as a leader of people, a builder of companies, and an executive of unquestioned integrity. Our Board of Directors set out to find a Chief Executive Officer with demonstrated skills in late-stage product development, manufacturing, and pharmaceutical sales and marketing, and Tom Watkins meets all of those requirements and more. He built a commercial organization that made Prevacid the number one proton pump inhibitor in the United States, and he doubled the revenues of TAP Pharmaceuticals to approximately $4 billion during his six-year tenure as President. Tom has demonstrated a broad understanding of in-licensing and other partnering strategies that may prove useful in speeding the pace of our own progress. He has successfully launched new products and has managed the manufacturing, sales force and marketing efforts required to establish and grow their presence in the marketplace. Tom shares our strategic vision and I have great confidence in his ability to lead Human Genome Sciences, and to ensure that its products reach the market and are commercialized in a way that benefits both patients and shareholders.”

Mr. Watkins said, “I am very excited to be leading a science-charged, ground-breaking organization like Human Genome Sciences. I am impressed by the exceptionally high quality of the current leadership team and by their passion for what they do. I look forward to working with all the people of Human Genome Sciences to realize the full potential of this wonderfully innovative company.”

Miles D. White, Chairman and Chief Executive Officer, Abbott Laboratories, said, “Tom demonstrated strong leadership in his tenure with TAP and has been an outstanding leader and strategic contributor to Abbott in his years with us. We wish Tom the very best in his new position.”

Craig A. Rosen, Ph.D., President and Chief Operating Officer, said, “I am pleased to welcome Tom Watkins to Human Genome Sciences. The expertise and capabilities in genomics upon which we were founded, combined with the antibody, albumin-fusion, and other technologies that we have added along the way, have provided us with a number of drug candidates that show great promise for the treatment of cancer, autoimmune and infectious diseases. We expect to benefit in many ways from the product development and commercialization skills, depth of experience, and proven leadership ability that Tom brings to Human Genome Sciences. Tom shares the strategic vision that we all have of building a global biopharmaceutical company that discovers, develops, manufactures and markets its own gene-based protein and antibody drugs. We look forward to working with Tom to complete that vision and make it a reality for our shareholders and employees, and for the patients who may benefit from the novel therapies we are developing.”

Mr. Watkins joined Abbott in 1985 as Business Unit Director, Physicians Office Diagnostics, with responsibility for starting a business to commercialize rapid tests and small instrument-based testing systems for physicians’ offices. In 1988, Mr. Watkins was appointed Divisional Vice President, Pharmaceutical Products Division. In early 1993, he was named Divisional Vice President and Sector General Manager, Benchtop Systems, Abbott Diagnostics Division, with responsibility for worldwide design, development and manufacturing of small laboratory instrument systems and related reagents, and with supervisory responsibility for approximately 450 people. In 1994, Mr. Watkins was appointed Area Vice President, Asia/Pacific, Abbott Diagnostics Division, with responsibility for all activities of Abbott’s Diagnostics Division affiliates in Japan and Asia, including overall supervision of approximately 1300 employees. In this capacity, Mr. Watkins also served as President of Abbott’s Japanese subsidiary, which included diagnostics R&D and manufacturing operations. He was promoted to Corporate Vice President in 1996, and, in 1998, was named Vice President of Abbott HealthSystems, Abbott’s corporate marketing and distribution division. Later that year, Mr. Watkins was appointed President of TAP.

Mr. Watkins began his career in 1974 with Arthur Andersen & Co. From 1979 to 1985, he was a management consultant with McKinsey and Company, Inc., working with multinational companies in the U.S., Europe and Japan. Mr. Watkins holds a bachelor’s degree from the College of William and Mary, and a master’s degree in business administration from the University of Chicago Graduate School of Business. He is a member of the Board of Directors of the Lake Forest Hospital Foundation and Lake Forest Hospital, Lake Forest, Illinois. He also serves as a Trustee of the William and Mary Business School Foundation at the College of William and Mary, Williamsburg, Virginia.

Human Genome Sciences is a company with the mission to treat and cure disease by bringing new gene-based protein and antibody drugs to patients.

Health professionals interested in more information about trials involving HGSI products are encouraged to inquire via the Contact Us section of the Human Genome Sciences web site, www.hgsi.com/products/request.html, or by calling (301) 610-5790, extension 3550.

HGS and Human Genome Sciences are trademarks of Human Genome Sciences, Inc.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.

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Footnotes

1.	(HGSI Press Release) William Haseltine Plans to Retire as Chairman and Chief Executive Officer of Human Genome Sciences. March 25, 2004.

2.	(HGSI Press Release) Argeris (Jerry) N. Karabelas, Ph.D., to Become Chairman of Human Genome Sciences Board; Craig A. Rosen, Ph.D., Named President and Chief Operating Officer. September 20, 2004.